                                                                     EXHIBIT 3.1

                          THIRD AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            POINTSHARE CORPORATION

     The undersigned, Timothy J. Kilgallon and Christopher A. Pesch, hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Pointshare Corporation, a Delaware corporation (the "Corporation").
 -----------

     2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on July 17, 1997 under the name HealthKnowledge Corporation.

     3.   The Certificate of Incorporation of the Corporation (the "Certificate
                                                                    -----------
of Incorporation") shall be amended and restated to read in full as follows:
----------------

                                      "I.
                                     NAME

     The name of the Corporation is Pointshare Corporation (the "Corporation").
                                                                 -----------

                                      II.
                                   DURATION

     The Corporation is organized under the General Corporation Law of Delaware and shall have perpetual existence.

                                     III.
                          REGISTERED OFFICE AND AGENT

     The Corporation's Registered Office in the state of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The Registered Agent in charge thereof shall be The Corporation Trust Company.

                                      IV.
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, or any amendment thereto or substitute therefor.

                                      V.
                            STOCK AND STOCKHOLDERS

     5.1  Classes of Stock.  The total number of shares of all classes of
          ----------------
capital stock which the Corporation shall have authority to issue is Eighty Five million (85,000,000) of which Fifty Million (50,000,000) shares, par value $.001 per share, shall be Common Stock (the "Common Stock") and Thirty Five Million
                                       ------------
(35,000,000) shares, par value $.001 per share, shall be Preferred Stock (the "Preferred Stock").
 ---------------

     The first series of Preferred Stock shall be designated "Series A Preferred
                                                              ------------------
Stock" and shall consist of Seven Million One Hundred Twenty-Five Thousand
-----
(7,125,000) shares. The second series of Preferred Stock shall be designated "Subordinated Preferred Stock" and shall consist of Two Million Nine Hundred
 ----------------------------
Fifty Thousand Five Hundred (2,950,500) shares of the Preferred Stock. The third series of Preferred Stock shall be designated "Series B Preferred Stock"
                                                     ------------------------
and shall consist of Seven Million Two Hundred-Thousand (7,200,000) shares. The fourth series of Preferred Stock shall be designated "Series C Preferred Stock"
                                                      ------------------------
and shall consist of Fifteen Million (15,000,000) shares. The fifth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist
                                     ------------------------
of One Million Two Hundred Five Thousand (1,205,000) shares. Subject to compliance with the terms of Section 5.2.5 below and protective voting rights which may be granted to any other series of Preferred Stock in Certificates of Designation or the Corporation's Certificate of Incorporation as amended from time to time (collectively, "Protective Provisions"), the Corporation's board of
                             ---------------------
directors (the "Board of Directors") is hereby authorized to fix or alter the
                ------------------
powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with the terms of Section
5.2.5 below and with any other applicable Protective Provisions, but notwithstanding any other rights of the Series A Preferred Stock, the Subordinated Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, or any other series of Preferred Stock, the powers, preferences and rights of, and the qualifications, limitations and restrictions on, any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with
    ---- -----
respect to liquidation and acquisition preferences and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with the terms of Section 5.2.5 below and any other applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock), prior or subsequent to the issue of any shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     5.2  Rights Preferences and Restrictions of the Preferred Stock.  The
          ----------------------------------------------------------
Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Subordinated Preferred Stock shall have the voting power, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as follows:

          1.   Dividend Provisions.  The holders of shares of Series C Preferred
               -------------------
Stock and Series D Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other junior equity security of the Corporation, at the rate of (i) $0.22 per share of Series C Preferred Stock per annum, and (ii) $0.40 per share of Series D Preferred Stock per annum payable when, as and if declared by the Board of Directors. Dividends with respect to the Series C Preferred Stock and Series D Preferred Stock, if declared, must be declared and paid with respect to both the Series C Preferred Stock and Series D Preferred Stock, contemporaneously, and, if less than full dividends are declared, the same percentage of the dividend rate will be payable to both the Series C Preferred Stock and Series D Preferred Stock. Upon the payment of such dividend to the holders of Series C Preferred Stock and Series D Preferred Stock, the holders of shares of Series A or Series B Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration of payment of any dividend (payable other than in Common Stock of the Corporation) on the Subordinated Preferred Stock, Common Stock or any other junior equity security of the Corporation, at the rate of (i) $0.064 per share of Series A Preferred Stock per annum and (ii) $0.10 per share of Series B Preferred Stock per annum, payable when, as and if declared by the Board of Directors. Dividends shall not be cumulative. Dividends, with respect to the Series A Preferred Stock and Series B Preferred Stock, if declared, must be declared and paid with respect to both the Series A Preferred Stock and Series B Preferred Stock, contemporaneously, and if less than full dividends are declared, the same percentage of the dividend rate will be payable to both the Series A Preferred Stock and Series B Preferred Stock. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall also be entitled to receive ratably any dividends declared on the Common Stock.

     The holders of shares of Subordinated Preferred Stock shall not be entitled to any preference in receipt of dividends, but may, subject to the rights of holders of Preferred Stock other than the Subordinated Preferred Stock, receive dividends ratably with holders of shares of Common Stock, when as and if declared by the Board of Directors.

          2.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (collectively, a "Liquidation"), subject to the rights of series of Preferred Stock that may from
 -----------
time to time come into existence, the holders of the Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Subordinated Preferred or Common Stock by reason of their ownership thereof, an amount per share equal to (i) $2.75 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") held and (ii) $5.00 for each outstanding
      -----------------------------
shares of Series D Preferred Stock (the "Original Series D Issue Price") held,
                                         -----------------------------
plus declared but unpaid dividends on each share. If, upon the occurrence of a Liquidation, the assets and funds thus distributed on a pro rata basis among the holders of the Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred Stock and Series D Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of shares held by each such holder.

               (b) Upon the completion of the distribution required by Section 2(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, upon a Liquidation the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or other junior equity security by reason of their ownership thereof, an amount per share equal to the sum of (i) $.80 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") held and (ii) $1.25 for each outstanding
      -----------------------------
share of Series B Preferred Stock (the "Original Series B Issue Price") held,
                                        -----------------------------
plus all declared but unpaid dividends on each such share. If upon the occurrence of a Liquidation, the assets and funds thus distributed among the holders of such Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed on a pro rata basis among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of shares held by each such holder.

               (c)  Upon the completion of the distribution required by sections
(a) and (b) above, upon a Liquidation if assets remain in the Corporation, the holders of Subordinated Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other junior equity security by reason of their ownership thereof, an amount per share equal to the sum of $.10 for each outstanding share of Subordinated Preferred Stock (the "Original Subordinated
                                                        ---------------------
Preferred Issue Price").
---------------------

               (d)  Upon the completion of the distribution required by sections
(a), (b) and (c) above, upon a Liquidation if assets remain in the Corporation, such remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Subordinated Preferred Stock and Common Stock based on the number of shares of Common Stock held by each holder thereof (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Subordinated Preferred Stock) until (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $1.60 per share (including amounts paid pursuant to Section 5.2.2(b) above), (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $2.50 per share (including amounts paid pursuant to Section 5.2.2(b) above), (iii) with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $5.50 per share (including amounts paid pursuant to Section 5.2.2(a) above), (iv) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $10.00 per share (including amounts paid pursuant to Section 5.2.2(a) above), and (v) with respect to the holders of Subordinated Preferred Stock, such holders shall have received an aggregate of $0.20 per share (including amounts paid pursuant to Section 5.2.2(c) above); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence in compliance with the terms hereof, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

               (e) A consolidation or merger of the Corporation or sale of all or substantially all of its assets (a "Corporate Transaction") shall be deemed
                                       ---------------------
to be a Liquidation for all purposes of this Section 5.2, unless stockholders of the Corporation are holders of more than 50% of the voting equity securities of the surviving corporation, and provided, further, that with respect to distributions pursuant to Section 5.2.2(a), a Corporate Transaction shall not be deemed to be a Liquidation if the holders of a majority of the Series C Preferred Stock voting as a separate class and a majority of the Series D Preferred Stock voting as a separate class so elect.

               (f) Any securities to be delivered to the holders of Preferred Stock and Common Stock pursuant to this Section 5.2 shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A)  If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 10-day period ending three days prior to the closing;

                         (B)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid prices over the 10-day period ending three days prior to the closing; and

                         (C)  If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i) (A),
(B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, voting together as a single class.

               (g) In the event the requirements of this Section 5.2 are not complied with, the Corporation shall forthwith either:

                    (i) cause such closing to be postponed until such time as the requirements of this Section 5.2 have been complied with, or

                    (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(h) hereof.

               (h) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5.2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place earlier than twenty (20) days after the Corporation has given the first notice provided for herein or earlier than ten days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class.

          3.   Conversion.  The holders of Series A Preferred Stock, Series B
               ----------
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):
 -----------------

               (a)  Right to Convert.
                    ----------------

                    (i) Subject to subsection (c) below, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price or the Original Subordinated Preferred Issue Price, as the case may be, by the Conversion Price (as defined below) at the time in effect for such series. The initial conversion price per share for shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Subordinated Preferred Stock shall be the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price and the Original Subordinated Preferred Issue Price (each, a "Conversion Price"), respectively; provided,
                                ----------------
however, that the Conversion Price for shares of each such series of Preferred Stock shall be subject to adjustment as set forth in subsection (c) below.

                    (ii) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon

                         (x)  the consummation of the Corporation's sale of its
Common Stock in a bona fide firm commitment underwriting pursuant to a registration statement on Form S-1 (or successor form) under the Securities Act of 1933, as amended, which results in gross offering proceeds to the Corporation of at least $25 million, the public offering price (before any underwriting commissions) of which was not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations); or

                         (y)  the approval of holders of at least a majority of
the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together in accordance with Section 4 hereof; provided, however, the approval of holders of at least a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock, each voting as a separate class shall be required to automatically convert each share of Series C Preferred Stock and Series D Preferred Stock, respectively.

               (b)  Mechanics of Conversion. Before any holder of shares of a
                    -----------------------
series of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of such series of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of such series of Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of shares of such series of Preferred Stock shall not be deemed to have converted such shares of such series of Preferred Stock until immediately prior to the closing of such sale of securities.

               (c)  Conversion Price Adjustments of the Series A Preferred
                    ------------------------------------------------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred
-----------------------------------------------------------------------------
Stock and Subordinated Preferred Stock. The Conversion Price of the Series A
--------------------------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) If the Corporation shall issue after the date upon which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock was initially issued (the "Purchase Date" with
                                                             -------------
respect to such series) any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 5.2(3)(c).

                    Whenever the Conversion Price is adjusted pursuant to this
Section 5.2(3)(c), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect immediately prior to the issuance of Additional Stock by a fraction:

                         (x)  the numerator of which shall be the number of
shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of shares of Common Stock equivalents which the aggregate consideration received by the Corporation for the shares of such Additional Stock so issued would purchase at the Conversion Price for the shares of the series of Preferred Stock with respect to which the adjustment is being made; and

                         (y)  the denominator of which shall be the number of
shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Prices for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of such shares of Additional Stock so issued.

     Any series of issuances of Additional Stock consisting of Common Stock or the same series of Preferred Stock, issued at the same price and occurring within a three-month period, shall be treated as one issuance of Additional Stock for the purposes of this calculation.

                              (B)  No adjustment of the Conversion Price for
such series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections
(E)(3) and (E)(4) below, no adjustment of such Conversion Price for such series of Preferred Stock pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price for such series of Preferred Stock above the Conversion Price for such series in effect immediately prior to such adjustment.

                              (C)  In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D)  In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                              (E)  In the case of the issuance (whether before,
on or after a Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                                   (1)  The aggregate maximum number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)) above, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                                   (2)  The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D) above).

                                   (3)  In the event of any change in the number
of shares of Common Stock deliverable or any increase in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of such series of Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; provided, however, that this section shall not have any effect on any conversion of such series of Preferred Stock prior to such change or increase.

                                   (4)  Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of such series of Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; provided, however, that this section shall not have any effect on any conversion of such series of Preferred Stock prior to such expiration or termination.

                    (ii) "Additional Stock" shall mean any shares of Common
                          ----------------
Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by the Corporation after the date of the issuance of the Series A Preferred Stock, other than:

                         (A)  Common Stock issued pursuant to a transaction
described in subsection 3(c)(iii) hereof,

                         (B)  Common Stock issued or issuable to the
Corporation's officers, directors, employees, or consultants under stock option and restricted stock purchase agreements on terms and conditions approved by the Board of Directors of the Corporation,

                         (C)  Common Stock issued or issuable upon conversion of
the Preferred Stock,

                         (D)  Capital stock, or options or warrants to purchase
capital stock, issued to lending institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, or in corporate partnering arrangements, as unanimously approved by the Board of Directors,

                         (E)  Shares of Common Stock or Preferred Stock issuable
upon exercise of options, notes, warrants or other rights outstanding as of the date of this Certificate of Incorporation,

                         (F)  Shares of Common Stock issued or issuable in a
public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be converted to Common Stock, or

                         (G)  Capital stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors.

                  (iii) In the event the Corporation should at any time or from time to time after the effective date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration
                ------------------------
by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then as of such record date (or the date of such dividend distribution split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Subordinated Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares determined in accordance with subsection 3(c)(i)(E) above.

                  (iv) If the number of shares of Common Stock outstanding at any time after the effective date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of

Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                    (v) Notwithstanding anything herein to the contrary, the operation of, and any adjustment of the Conversion Prices pursuant to, the provisions of subsection 3(c)(i) above may be waived with respect to any specific share or shares of Preferred Stock, either prospectively or retroactively and either generally or in a particular instance by a writing executed by the registered holder of such share or shares. Any waiver pursuant to this subsection 3(c)(v) shall bind all future holders of the shares of Preferred Stock for which rights have been waived. In the event that a waiver of adjustment of Conversion Price under this subsection 3(c)(v) results in different Conversion Prices for shares of a series of Preferred Stock, the Secretary of the Corporation shall maintain a written ledger identifying the Conversion Price for each share of such series of Preferred Stock. Such information shall be made available to any person upon request.

               (d)  Other Distributions. In the event the Corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(c)(iii) above, then, in each such case for the purpose of this subsection 3(d), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Subordinated Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of such series of Preferred Stock, as the case may be, are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (e)  Recapitalizations. If at any time or from time to time there
                    -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock and Subordinated Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of such series of Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (f)  No Impairment. The Corporation will not, by amendment of its
                    -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred

Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Subordinated Preferred Stock against impairment.

               (g)  Fractional Shares and Certificate as to Adjustments.
                    ---------------------------------------------------

                    (i) No fractional shares shall be issued upon conversion of shares of a series of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of such series of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Subordinated Preferred Stock, pursuant to this Section 5.3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such series of Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

               (h)  Notices of Record Date.  In the event of any taking by the
                    ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (i)  Reservation of Stock Issuable Upon Conversion. The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such series of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (j)  Notices. Any notice required by the provisions of this
                    -------
Section 3 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Subordinated Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

          4.   Voting Rights.  The holder of each share of Series A Preferred
               -------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Subordinated Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could be converted on the record date for the vote or written consent of stockholders. In all cases any fractional share, determined on an aggregate conversion basis, shall be rounded to the nearest whole share. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock as a single voting group, with respect to any question upon which holders of Common Stock have the right to vote.

          5.   Protective Provisions.
               ---------------------

               (a)  Preferred Stock Protective Provisions.  In addition to any
                    -------------------------------------
approvals required by law, so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as-converted basis:

                    (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge with or into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) in which the Corporation is not the surviving corporation or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of; or

                    (ii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock so as to affect adversely such shares; or

                    (iii) increase or decrease (other than by conversion) the authorized number of shares of Preferred Stock or the designated number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Subordinated Preferred Stock; or

                    (iv) authorize or create (by reclassification or otherwise) any new class or series of stock;

                    (v) pay or declare any dividend on its Common Stock or any other junior equity security other than a dividend in Common Stock of the Corporation;

                    (vi) redeem or repurchase its Common Stock or any other junior equity security, except for shares repurchased upon termination of an officer, employee, director or consultant pursuant to a restricted stock purchase agreement or similar agreement;

                    (vii) increase the size of its Board of Directors beyond nine (9) members;

                    (viii) amend or waive any provision of its Certificate of Incorporation or bylaws;

                    (ix) approve any business combinations or acquisitions unless (i) approved by at least fifty percent (50%) of the Investor Directors as defined in the Amended and Restated Voting Agreement dated on or about September 9, 1999, or (ii) the aggregate value (as determined by the Board of Directors) of all such combinations and acquisitions in the previous six months is less than $5,000,000.00; or

                    (x) authorize the issuance of any shares of capital stock unless approved by a majority of the Investor Directors as defined in the Amended and Restated Voting Agreement dated on or about September 9, 1999.

               (b)  Series C Preferred Stock Protective Provisions. In addition
                    ----------------------------------------------
to any approvals required by law and approvals required by section (a) above, so long as at least 1,000,000 shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class:

                    (i) amend its Certificate of Incorporation or bylaws to affect adversely the rights, preferences or privileges of the Series C Preferred Stock; or

                    (ii) redeem or repurchase its capital stock, except for shares repurchased upon termination of an officer, employee, director or consultant pursuant to a restricted stock purchase agreement or similar agreement; or

                    (iii) authorize or create (by reclassification or otherwise) any class or series of stock that would be senior in any respect to the Series C Preferred Stock.

               (c)  Series D Preferred Stock Protective Provisions. In addition
                    ----------------------------------------------
to any approvals required by law and approvals required by sections (a) and (b) above, so long as at least 1,000,000 shares of Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class:

                    (i) amend its Certificate of Incorporation or bylaws to affect adversely the rights, preferences or privileges of the Series D Preferred Stock; or

                    (ii) redeem or repurchase its capital stock, except for shares repurchased upon termination of an officer, employee, director or consultant pursuant to a restricted stock purchase agreement or similar agreement; or

                    (iii) authorize or create (by reclassification or otherwise) any class or series of stock that would be senior in any respect to the Series D Preferred Stock.

          6.   Status of Converted Stock.  In the event any shares of Series A
               -------------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Subordinated Preferred Stock shall be converted pursuant to
Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          7.   No Preemptive Rights.  The holders of the Series A Preferred
               --------------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Subordinated Preferred Stock shall not solely by virtue of this Certificate of Incorporation have any preemptive rights.

     5.3  Common Stock.
          ------------

          1.   Relative Rights of Preferred Stock and Common Stock.  All
               ---------------------------------------------------
preferences, voting powers, relative, participating optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2.   Voting Rights.  Except as otherwise required by law or this
               -------------
Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

          3.   Dividends.  Subject to the preferential rights of the Preferred
               ---------
Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          4.   Dissolution, Liquidation or Winding Up.  In the event of any
               --------------------------------------
Liquidation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled to participate in any distribution of the assets of the Corporation in accordance with Section 5.2.2.

          5.   No Preemptive Rights.  The holders of the Common Stock shall not
               --------------------
solely by virtue of this Certificate of Incorporation have any preemptive rights.

                                      VI.
                              BOARD OF DIRECTORS

     6.1 The number of directors of the Corporation shall be fixed as provided in the bylaws and, subject to Section 5.2.5 may be changed from time to time by amending the bylaws.

     6.2 The election of directors need not be by written ballot, unless otherwise provided in the bylaws of the Corporation.

     6.3 Subject to (i) the limitations of the General Corporation Law of Delaware, (ii) the limitations of Section 5.2.5, and (iii) the power of the stockholders of the Corporation to change or repeal the bylaws, the Board of Directors is expressly authorized to make, amend, or repeal the bylaws of the Corporation unless the stockholders in adopting, amending or repealing a particular bylaw have provided expressly that the Board of Directors may not amend or repeal that bylaw.

                                     VII.
                                INDEMNIFICATION

     7.1 Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by
                                                          ----------
reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Section 145 of the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 7.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Section 145 of the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     7.2 If a claim under Section 7.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under
Section 145 of the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law, nor an actual determination by Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     7.3 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     7.4 The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Section 145 of the Delaware General Corporation Law.

                                     VIII.
                              DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                      IX.
                                 MISCELLANEOUS

     9.1 Except as otherwise provided in this Certificate of Incorporation, as amended from time to time, the Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of stockholders of the Corporation are subject to this reservation. A stockholder of the Corporation does not have a vested property right resulting from any provision of this Certificate of Incorporation.

     9.2 The Corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Delaware, including this Certificate of Incorporation or any amendments hereto, without the necessity of special stockholder approval of such corrections."


                                     * * *

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Bellevue, Washington, on February 28, 2000.

                              /s/ Timothy J. Kilgallon
                              __________________________________________
                              Timothy J. Kilgallon
                              President

                              /s/ Christopher A. Pesch
                              __________________________________________
                              Christopher A. Pesch
                              Secretary